Exhibit 99.1

Ault Alliance Reports Second Quarter 2024 Financial Results, Including Revenue of $76 Million for the Six Months Ended June 30, 2024

The Company Reaffirms its Commitment to Focus on Its AI Data Center Operations and Divest Remaining Assets

LAS VEGAS--(BUSINESS WIRE) – August 19, 2024 -- Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance,” or the “Company”), reported its financial results for the second quarter ended June 30, 2024, which were disclosed on a quarterly report on Form 10-Q filed on August 16, 2024, with the Securities and Exchange Commission. The Company reported revenue of $76.3 million for the six months ended June 30, 2024, and total assets of $271 million as of June 30, 2024. The Company also reaffirmed its previous announcement of its intentions to reorganize the Company into two separate companies, with Ault Alliance to concentrate on its artificial intelligence (“AI”) data center space under its new name, Hyperscale Data, Inc. (“Hyperscale Data”). As part of this reorganization, Ault Alliance plans to issue one or more special dividends to stockholders of stock in its subsidiaries that are not related to the AI data center business. The Company believes that this plan will ensure stockholders receive a direct benefit from the distribution of the Company’s present assets that will no longer be a part of the Company’s core focus.

Key financial highlights:

•	Digital Assets Mining Revenue

The Company’s digital assets mining operations achieved a 27% increase in revenue, to $19.9 million in the first half of 2024, compared to $15.7 million in the prior year’s first half, showing resilience despite recent challenges in the Bitcoin market, including the halving earlier this year.

•	Hotel and Real Estate Sectors

The Company’s hotel and commercial real estate holdings posted 23% revenue growth for the first half of 2024, at $8.1 million, compared to $6.6 million in the prior year’s first half, attributed to increased occupancy after completing renovations in April 2023.

•	Enertec’s Market Success

Enertec Systems 2001 Ltd., the Israeli subsidiary of Gresham Worldwide, Inc. (“GWW”), in the Company’s defense segment, reported a notable 47% sales increase in the first half of 2024, which helped GWW achieve a 16% overall increase in revenue for the six months ended June 30, 2024, highlighting significant market penetration in the defense sector.

•	TurnOnGreen, Inc. Exceptional Growth

This subsidiary, focused on electric vehicle charging, showed a 54% increase in sales in the first half of 2024 compared to the prior year period.

•	Deconsolidation of The Singing Machine, Inc. (“SMC”)

Due to the significant change in the Company’s ownership, the Company deconsolidated SMC as of November 20, 2023, resulting in a $6 million reduction in total sales.

•	Enhanced Financial Efficiency

Ault Alliance achieved a $17 million reduction in G&A expenses in the first half of 2024 and a 59% decrease in interest expenses over the same timeframe, reflecting an overall management concentration on managing the Company’s expenses and debt management.

Strategic Company Split

Milton “Todd” Ault III, the Company’s Founder and Executive Chairman remarked, “Our financial performance is complemented by a strategic decision to split Ault Alliance into two distinct entities. This move reflects our commitment to unlocking the true value of our assets. On one hand, Hyperscale Data will concentrate on AI data centers and Bitcoin operations—areas with immense growth potential. This transition will be led by William B. Horne and Jay Looney, positioning us at the forefront of the upcoming AI data center market expansion. The second entity, Ault Capital Group, Inc. (“ACG”), will be a specialized hybrid private equity company. It is anticipated that the Company’ stockholders will receive a special dividend comprising equity ownership in ACG, which is expected to hold the Company’s assets that are not related to its core focus of Hyperscale Data, including, but not limited to, the Company’s equity ownership in:

•	askROI, Inc.;

•	Ault Lending, LLC;

•	Ault Global Real Estate Equities, Inc.;

•	BitNile.com, Inc.;

•	Circle 8 Holdco LLC;

•	Gresham Worldwide, Inc.;

•	GuyCare, Inc.; and

•	TurnOnGreen, Inc.

This strategic division not only is intended to allow each of Hyperscale Data and ACG to focus on their core business, but also maximizes stockholder value by concentrating resources on distinct growth trajectories. As we previously announced, we intend to change our name to Hyperscale Data, Inc. and our ticker symbol to GPUS. This change is expected to occur in September 2024. Ault Alliance reaffirms its dedication to transparently updating stockholders on this transformative journey and its ongoing financial performance through 2024.”

Ault Alliance notes that all estimates and other projections are subject to the volatility in Bitcoin market price, the fluctuation in the mining difficulty level, maintaining sufficient amount of power to continuously mine Bitcoin at current levels, the ability to build out and provide the necessary power for miners, and other factors that may impact the results of Bitcoin mining production or operations.

Please note that the terms of any special dividend, including the timing of the issuance of any such dividends, are not provided within this press release. Stockholders should refer to the Company’s official announcements, as and when announced. Any such special dividends will be subject to various regulatory requirements and approvals, including but not limited to board approval, NYSE American approval, NYSE American rules and regulations, the potential requirement to file one or more registration statements with the Securities and Exchange Commission, the availability of requisite financing and market conditions, among other matters. There are no assurances that the Company will be able to obtain the necessary approvals or be able to comply with the required corporate governance requirements. The Company will provide further information as developments so warrant.

This press release is for informational purposes only and neither does nor shall constitute an offer to sell, nor the solicitation of an offer to purchase, shares of the Company’s common stock or any other securities of the Company. No distribution will be made to any person in any jurisdiction in which such offer, solicitation or sale is unlawful. Any distribution of securities will be made only in compliance with all applicable rules and regulations.

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.Ault.comor available at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries. It also provides mission-critical products that support a diverse range of industries, including a social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma, hotel operations and textiles. In addition, Ault Alliance is actively engaged in private credit and structured finance through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.govand on the Company’s website at www.Ault.com.

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235